SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, New Jersey		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Emerson Radio Corp. (the “Company”) held its annual meeting of stockholders on November 7, 2012. At such annual meeting, 20,722,354 shares of our common stock were represented either in person or by proxy, which is equal to 76.38% of our issued and outstanding common stock. At our annual meeting, the Company’s stockholders voted to (i) elect the seven nominees named below to the Company’s board of directors until the next annual meeting of the stockholders or until their successors are duly elected and qualified and (ii) ratify the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.

Proposal 1: Election of Directors — The number of votes for, withheld and abstained and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Christopher Ho	13,381,171	4,228,631	0	3,112,552
Eduard Will	13,342,793	4,267,009	0	3,112,552
Duncan Hon	13,441,385	4,168,417	0	3,112,552
Vincent Fok	13,433,638	4,176,164	0	3,112,552
Mirzan Mahathir	13,149,212	4,460,590	0	3,112,552
Kareem E. Sethi	15,528,924	2,080,878	0	3,112,552
Terence A. Snellings	15,609,318	2,000,484	0	3,112,552

Proposal 2: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013 — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,737,414	1,812,623	172,317	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: November 13, 2012